                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      Millennium Sports Management, Inc.
 ...............................................................................
               (Name of Registrant as Specified In Its Charter)


 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee
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[ ]  Fee paid previously with preliminary materials.

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

                      MILLENNIUM SPORTS MANAGEMENT, INC.
                                  Ross' Corner
                     U.S. HIGHWAY 206 AND COUNTY ROUTE 565
                           AUGUSTA, NEW JERSEY  07822

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 25, 1998

To the Shareholders of
     MILLENNIUM SPORTS MANAGEMENT, INC.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting (the "Annual Meeting") of Shareholders of Millennium Sports Management, Inc. (the "Company") will be held at Skylands Park, Ross' Corner, U.S. Highway 206 and County Route 565, Augusta, New Jersey 07822, on Wednesday, November 25, 1998, at 10:00 a.m. local time, for the following purposes:

         1.  To elect four Directors to hold office until the 1999 Annual
Meeting;

         2. To ratify the appointment of Wiss & Company, LLP as auditors of the Company for the fiscal year ending December 31, 1998;

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed October 23, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on October 23, 1998 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.

                                By Order of the Board of Directors


                                Robert H. Stoffel, Jr., Secretary


WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR
------------------------------------------------------------------------------
PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR USE.
------------------------------------------------------------------

                       MILLENNIUM SPORTS MANAGEMENT, INC.
                                  ROSS' CORNER
                     U.S. Highway 206 and County Route 565
                           AUGUSTA, NEW JERSEY  07822
                      ___________________________________

                                PROXY STATEMENT
                      ___________________________________


                  GENERAL INFORMATION CONCERNING SOLICITATION


  This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Millennium Sports Management, Inc. (the "Company"), for its 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at Skylands Park, Ross' Corner, U.S. Highway 206 and County Route 565, Augusta, New Jersey 07822, at 10:00 a.m. local time on Wednesday, November 25, 1998, or any adjournment(s) thereof. Shares cannot be voted at the Annual Meeting unless their owner is present in person or represented by proxy. Copies of this Proxy Statement (which includes the annual report and financial statements required by applicable proxy rules) and the accompanying form of proxy are being mailed to the shareholders of the Company (as same were constituted on the October 23, 1998 record date) on or about October 28, 1998. The principal executive offices of the Company are located at the address indicated above.

  If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made, the shares will be voted to approve each proposition and to elect each nominee for director identified on the proxy. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it. A proxy may also be revoked by any shareholder present at the Annual Meeting who expresses a desire in writing to revoke a previously delivered proxy and to vote his or her shares in person. The mere presence at the Annual Meeting of the person appointing a proxy does not revoke the appointment. In order to revoke a properly executed and returned proxy, the Company must receive a duly executed written revocation of that proxy before it is voted. A proxy received after a vote is taken at the Annual Meeting will not revoke a proxy received prior to the Annual Meeting; and a subsequently dated proxy received prior to the vote will revoke a previously dated proxy.

  All expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxies and Proxy Statements will be borne by the Company. Directors, officers and regular employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal call, the cost of which will be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expenses in forwarding proxies and proxy soliciting material to their principals.

  As of October 23, 1998 (the "Record Date"), the following shareholders, holding an aggregate of 131,340 shares of common stock of the Company (constituting approximately 1.8% of the total votes entitled to vote at the Annual Meeting), have indicated their intention to vote in favor of all nominees for director and all other matters to be submitted for consideration at the Annual Meeting: Barry M. Levine (15,200 shares), Robert H. Stoffel, Jr. (6,500 shares), Barry J. Gordon (42,970 shares) and Marc H. Klee (66,670 shares).

                            DESCRIPTION OF BUSINESS

  From June 1, 1994 to April 13, 1995, the Company operated as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code, as more fully described below.

  The Company was incorporated in the State of New Jersey in August 1991. The Company has developed a regional sports entertainment and recreation center in Sussex County, New Jersey, known as the Skylands Park Sports and Recreation Center (the "Complex"). Sussex County is located in the heart of New Jersey's "Skylands" region (comprised of the counties of Sussex, Warren, Passaic, Morris and Hunterdon), approximately 50 miles northwest of New York City. The Complex has been designed with a view to addressing both the entertainment interests and the sports and other recreational needs of the region's diverse population (including interest in spectator sports, and the need for equipment and practice facilities for participatory sports and activities), including tourists who visit the region. The Company also seeks to take advantage of the related market for sporting goods, sports apparel and sports collectibles.

  The centerpiece of the Complex is Skylands Park, which is a 4,300 seat professional baseball stadium ("Skylands Park"), and is, among other things, the home of the New Jersey Cardinals (the "Team"), a Class "A" minor league affiliate of the St. Louis Cardinals major league baseball franchise of the National League. The Company has a minority ownership interest in Minor League Heroes, L.P. ("Heroes"), the limited partnership that owns the Team. The Team is a member of the New York-Penn League. Skylands Park was placed in operation in April 1994, and the Team has played all of its home games at Skylands Park during the 1994 through 1998 minor league baseball seasons.

  During the 1998 calendar year, in addition to the Team's 38 regular season games, a total of 28 other baseball game dates were held at Skylands Park, including 8 home games of the New Jersey Diamonds, a team owned and operated by the Ladies Professional Baseball ("LPB") league. However, in July 1998, LPB announced that it was canceling all further league games for the balance of 1998, including the remaining 20 New Jersey Diamonds home games, and it is uncertain whether or when LPB will resume operations or fulfill the balance of its lease obligations through the year 2000. In addition to baseball games, a total of five other events have been held at Skylands Park during the 1998 calendar year (through October 23, 1998), consisting of two professional wrestling events and three paid photo shoots.

  The remainder of the Complex follows a courtyard village design theme, and includes a recreation facility containing batting cages, a soft-play area, a sports video parlor, mini-gym and children's party room; a wholesale and retail sporting goods outlet; and an exhibit hall. The Company has terminated its effort to utilize the exhibit hall as a sports lounge, and is currently considering other potential uses of the exhibit hall (although the Company has not entered into any commitments or agreements regarding any such alternate uses).

  In 1994 through 1996, the Company published six issues of BarnStorming: New
                                                            -----------------
Jersey's Baseball Magazine, a baseball magazine edited by Phil Pepe, a
--------------------------
nationally syndicated sports columnist and author. The Company did not realize a profit from the magazine, and the Company has discontinued publication of BarnStorming.
------------

  The Company currently operates, in the Complex, a Skylands Sporting Goods store, which sells, year-round both at retail and at wholesale, a broad range of sporting goods relating to baseball and other sports, and Team paraphernalia and apparel.

  In 1998, the Company entered into agreements with affiliates of Golf Stadiums, Inc., William F. Rasmussen and Glenn J. Rasmussen, in implementation of such parties' October 1997 letter of intent, with respect to the development, through a joint venture corporation known as Stadium Capital, Inc. ("Stadium Capital"), of a "Stadium Golf" resort destination (including two 18-hole professional golf courses and a related "Stadium" facility containing luxury boxes and/or condominium units, grandstand seating, telecast facilities, professional golf facilities and dining and locker room amenities) in Naples, Florida. The Company currently holds 50% of the outstanding capital stock of Stadium Capital. Stadium Capital is in the start-up phase, and the implementation of its business plan is dependent upon raising substantial financing. Stadium Capital has previously terminated a proposed private placement in which it sought to raise a small portion of the total financing contemplated by its business plan, and there can be no assurance that Stadium Capital will be able to obtain any or all of this required financing.

  The Company also intends to utilize the professional skills and collective sports-related backgrounds of its management team to provide strategic, financial and operational consulting services to small to mid-sized professional franchise owners and sports facility operators. Such backgrounds include Robert
H. Stoffel, Jr.'s three years of experience as Vice President and Chief Controller of the New York Yankees, Barry H. Levine's five years of experience as an executive officer of a publicly traded sports memorabilia and collectibles company, and Barry J. Gordon's and Marc H. Klee's eight years of experience as managing owners and operators of minor league baseball teams. However, the Company has not yet entered into any definitive consulting arrangements.

  The Company anticipates receiving approximately $40,000 per year in rent from the Team, and parking revenues from the Team's home games, which management does not believe will constitute a significant portion of the Company's revenues.
The Company expects to generate additional revenues from, among other things, the rental of skyboxes and advertising signs in Skylands Park, rentals, parking fees and other revenues from other baseball games, the rental of Skylands Park for other sports and entertainment events, the operation of the related facilities in the Complex, and the Company's direct and indirect ownership interest in Heroes. In the 1998 calendar year, the Company received an aggregate of $55,000 from the rental of six skyboxes (of which the Team is entitled to retain $19,152). In addition, the Company is entitled to 20% of all revenues from advertising sign rental commitments at Skylands Park. The Company's 20% share of such revenues in 1997 was approximately $76,000, and the Company expects to receive a comparable amount for its 20% share of advertising sign rentals for the 1998 season.

  The Company filed a voluntary petition for reorganization with the United States Bankruptcy Court for the District of New Jersey (the "Court") on June 1, 1994. The Company made such filing with a view to fostering a more orderly payment and resolution of the Company's obligations. On April 13, 1995, with the requisite approval of the Company's creditors, the Court approved and confirmed the Company's proposed plan of reorganization (the "Plan"). A summary of the provisions of the Plan is set forth below. Other than ongoing obligations under the Plan, the Company is not party to any material legal proceedings.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  At the back of this Proxy Statement are the Company's audited financial statements for the years ended December 31, 1997 and 1996, and the Company's unaudited financial statements as of June 30, 1998 and for the six months then ended. Although the six-month financial statements are unaudited, they include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information set forth therein; the operating results for the six months ended June 30, 1998 will not, however, be indicative of the operating results to be expected for the full year.

  The following discussion and analysis should be read in conjunction with the information set forth in the financial statements and the notes thereto.

RESULTS OF OPERATIONS

  The following table sets forth operating data of the Company for the Company's 1997 and 1996 fiscal years, and for the first six months of 1998 and 1997. Six-month data is unaudited and not indicative of the operating results to be expected for the full year.

                                                      Year Ended December 31,                   Six Months Ended June 30,
                                                      -----------------------                   ------------------------
                                                      1997                1996                    1998              1997
                                             ---------------  --------------------  ----------------------  ----------------
Total Revenues                                  $   656,554           $   770,733             $   207,501        $  239,432
Cost of sales and services (1)                   (1,517,619)           (1,637,328)             (1,426,727)         (747,797)
                                                -----------           -----------             -----------        ----------
Loss from operations                               (861,065)             (866,595)             (1,219,226)         (508,365)
                                                -----------           -----------             -----------        ----------
Other Income (Expense):
 Equity in income of limited partnership             93,985               111,009                      --                --
 Interest income (expense)                          (58,140)             (111,794)                  3,968           (49,558)
                                                -----------           -----------             -----------        ----------
                                                     35,845                  (785)                  3,968           (49,558)
                                                -----------           -----------             -----------        ----------
Net Loss                                        $  (825,220)          $  (867,380)            $(1,215,258)       $ (557,923)
                                                ===========           ===========             ===========        ==========


Weighted average common shares
outstanding                                       2,203,043             1,212,202               6,054,907         1,333,611
                                                ===========           ===========             ===========        ==========
Basic and diluted loss per share                     $(0.37)               $(0.72)                 $(0.20)           $(0.42)
                                                ===========           ===========             ===========        ==========

___________________________________
(1) Costs during the six months ended June 30, 1998 include a non-cash pre-tax charge of $734,375, representing compensation expense attributable to the issuance of stock options to directors of the Company at an exercise price below the fair market value of the underlying common stock.

  Sources and Uses of Resources and Comparative Annual Results for the Years Ended December 31, 1997 and 1996

  During the year ended December 31, 1997, the Company's revenues were approximately $657,000, consisting of approximately $301,000 of stadium rentals, admissions and parking fees, approximately $97,000 of retail sales, approximately $149,000 of concession sales, and approximately $110,000 of advertising and subscription revenues. Revenues in 1996 were approximately $771,000, with the reduction in revenues from 1996 and 1997 being primarily attributable to a reduction in retail sales due to reduced institutional sales resulting from limited cash flows.

  From 1996 to 1997, total operating expenses were reduced from approximately $1,637,000 in 1996 to approximately $1,518,000 in 1997; this change is attributable to a substantial reduction in the cost of retail sales (corresponding to the reduction in revenues from retail sales). All other categories of operating expenses remained substantially constant from 1996 to 1997.

  The Company incurred a loss of approximately $825,000 in 1997, as compared to a loss of approximately $867,000 in 1996. The decreased loss is attributable primarily to a $53,000 reduction in interest expense, as the Company paid down its interest-bearing pre-petition liabilities during 1997. Due primarily to an 82% increase in the number of weighted average common shares outstanding, loss per share went from $.72 per share in 1996 to $.37 per share in 1997.

  The Company will need to obtain substantial additional financing to sustain operations beyond 1998. The Company currently has outstanding an aggregate of 923,555 Class A Warrants (each of which entitles the holder to purchase 2.8 shares of common stock of the Company for an aggregate price of $2.80) and 1,012,000 Class D Warrants (each of which entitles the holder to purchase one share of common stock of the Company at a total price of $.60). There can be no assurance as to whether or when any of such Warrants may be exercised.

  Due to the Company's consistent history of operating losses, the likelihood of continuing losses in the future, and the Company's need for additional financing to cover such potential losses and pay its liabilities when due, the opinion of the Company's independent auditors, included in the audited financial statements appearing elsewhere in this Prospectus, includes a "going concern" qualification, indicating that the foregoing factors raise substantial doubt about the Company's ability to continue as a going concern.

  Sources and Uses of Resources and Comparative Quarterly Results for the Six Months Ended June 30, 1998 and 1997

  The Company's stadium and facility rentals and admissions during the six months ended June 30, 1998 was approximately $127,000, as compared to approximately $132,000 in the six months ended June 30, 1997. The 4% decrease is principally attributable to a reduction in the number of high school and college baseball games played at Skylands Park. Retail sales decreased approximately 23% from $95,000 to $73,000 during the six months ended June 30, 1998 as compared to the comparable prior year period, which decrease is primarily attributable to a reduction in traffic at Skylands Park, and reduced merchandise selection.

  Cost of stadium operations increased by approximately 5% to approximately $101,000 for the six months ended June 30, 1998, as compared to approximately $96,000 for the same period in 1997. The increase reflects a more proactive approach in maintaining the Complex. Cost of retail sales decreased approximately $33,000 to approximately $35,000 for the six months ended June 30, 1998 from approximately $68,000 for the six months ended June 30, 1997. The cost of retail sales as a percentage of retail sales decreased to approximately 48% for the six months ended June 30, 1998 as compared to approximately 72% for the same period in 1997. This decrease is principally attributable to a change in product mix, allowing for higher profit margins.

  Selling, general and administrative expenses decreased by approximately $27,000 (7%) to approximately $373,000 for the six months ended June 30, 1998, as compared to approximately $400,000 for the same period in 1997. This decrease is due principally to management's emphasis on effecting an overall reduction of excess costs.

  On April 29, 1998, pursuant to the Company's stock award plan adopted in December 1996 (the "Stock Award Plan"), the Company granted the right to purchase a total of 250,000 shares of common stock at $.25 per share to members of the Company's Board of Directors. In accordance with generally accepted accounting principles, a non-cash charge to earnings of $734,375 was recorded as compensation expense, representing the difference between the exercise price and the fair market value per share on the date of grant for the full award of 250,000 shares. As of October 5, 1998, rights to purchase 155,228 of such shares had been exercised, and rights to purchase 94,772 shares remained outstanding.

  Depreciation and amortization remained relatively stable at approximately $183,000 for the six months ended June 30, 1998 and 1997.

  Net loss in the six months ended June 30, 1998 was approximately $1,215,000, as compared to approximately $558,000 in the six months ended June 30, 1997. The increased net loss was attributable to the non-cash charge to earnings of $734,375 relating to stock compensation to directors and the decrease in revenues, offset by a decrease in interest expense of $54,000 during the six months ended June 30, 1998.

  In 1998, management of the Company has undertaken a close analysis of the Company's expenses, with a view to eliminating unnecessary and/or duplicative expenses, while maintaining the Complex in good condition. Management believes that it has implemented all expense reductions that are prudent and reasonably possible, and that efforts to improve the Company's business are now best focused on increasing gross revenues through the development of additional sources of revenues, preferably during the winter months or on a year-round basis. Although management is actively exploring possible additional business activities, other than the Company's investment in the start-up Stadium Capital, the Company has not entered into any agreements or commitments with respect to any such matters. Certain of such proposed business activities could require the Company to obtain additional financing, and there can be no assurance that the Company would be able to obtain any such financing.

PLAN OF REORGANIZATION

  Pursuant to the Plan, the Company's various pre-petition liabilities, and the administrative expenses relating to the reorganization, are divided into several classifications, which are treated in substantially the following manner.

  First, all previously unpaid administrative claims relating to the reorganization proceedings, and all priority claims (other than tax claims, which are payable over six years or as may otherwise be agreed by the Company and the subject tax authorities), were paid at the time of or shortly after the confirmation of the Plan. The total of such claims was approximately $400,000.

  In April 1995, the Company repaid in full a $200,000 loan which was secured by substantially all of the Company's assets (other than its equity interest in the Team). Total payments in respect of this loan, including all unpaid accrued interest, were approximately $233,000.

  Also in April 1995, the Company paid to Strescon, a mechanic's lienholder in respect of pre-petition liabilities, the sum of approximately $115,000. (The balance of Strescon's claim has been categorized as a general unsecured claim, and is to be paid on a ratable basis with the other unsecured pre-petition liabilities.)

  Also in April 1995, the Company paid $1,600,000 in respect of its pre-petition unsecured liabilities (including payment in full of de minimis claims, and subject to the Company's reservation of rights to contest a limited number of unsecured claims), leaving a balance due in respect of such claims of $2,608,153, which is payable pursuant to the terms of a secured promissory note (the "Creditors' Note"). Through June 30, 1998, the Company had made payments on the Creditors' Note out of net equity proceeds received by the Company, leaving a balance of approximately $63,542 under the Creditors' Note as of June 30, 1998, which amount has been set aside by the Company pending confirmation of certain adjustments made with respect to a small number of creditors' claims. Until such payment is completed, the Creditors' Note is secured by substantially all of the assets of the Company, as same are constituted from time to time, and the Company continues to report to and operate under the review of the independent accountants retained by the official committee of the unsecured creditors of the Company.

  Claims held by insiders (consisting of past and present directors and executive officers of the Company and certain of their affiliates) in respect of pre-petition obligations (including but not limited to pre-petition loans made to the Company), in the aggregate amount of approximately $339,265, may be paid from time to time after payment in full of the Creditors' Note, as the cash flow of the Company may permit; or, at the option of each insider, may be paid at any time or from time to time in shares of common stock of the Company valued at the then-current market price of such common stock as reported on NASDAQ. As of October 5, 1998, an aggregate of $244,994 of such claims had been paid through the issuance of common stock of the Company, and there remained a balance of $91,115 of such claims yet to be paid.

  Equity interests, including interests of stockholders and warrantholders, were not altered or impaired under the terms of the Plan. However, pursuant to the Plan, the Company is not permitted to pay any dividends on its common stock until all required payments under the Plan have been made.

  THE FOREGOING DESCRIPTION OF THE PLAN IS MERELY A SUMMARY OF CERTAIN MATERIAL PROVISIONS THEREOF, AND IS QUALIFIED IN ITS ENTIRETY BY THE SPECIFIC PROVISIONS OF THE PLAN. A COPY OF THE PLAN IS INCLUDED AS AN EXHIBIT TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's primary sources of liquidity since its inception have been the sale of shares of common stock to and short-term borrowings from certain shareholders, which were used during the period from inception through March 1993; the net proceeds of approximately $739,000 from a private placement of common stock and warrants, which were used during the period from March 1993 through September 1993; the net proceeds of approximately $5,815,000 from an initial public offering of common stock and Class A Warrants, which were used during the last quarter of 1993 and the first quarter of 1994; short-term borrowings from certain officers, former shareholders and other related and unrelated parties during March, April and May 1994, which were used during the first and the beginning of the second quarter of 1994; net proceeds of approximately $6,830,000 from the exercise of Class A Warrants and Class B Warrants, which were received and used during the fourth quarter of 1994 and in 1995; net proceeds of $1,500,000 from a private placement of common stock in August 1995 (all of which net proceeds were utilized to make a partial prepayment of the Creditors' Note); and net proceeds of approximately $2,691,000 from the issuance and exercise of Class A Warrants, Class D Warrants, underwriter's warrants and stock options in 1997 and first and second quarters of 1998.

  Substantially all of such capital resources have been utilized for the planning, construction and development of the Complex, for working capital for the Company's operations (including funding shortfalls in the Company's cash flow from operations), for the payment of administrative expenses relating to the Company's reorganization proceeding, and for a $150,000 capital contribution to Stadium Capital. As of June 30, 1998, the Company had capitalized costs of approximately $14,000,000 (before depreciation) for the purchase of land and the development and construction of Skylands Park and the Complex. The Company has also implemented the Plan, and in connection therewith, paid out approximately $2,350,000 in April and May 1995 (consisting of approximately $1,950,000 paid to pre-petition lenders and other creditors, and approximately $400,000 paid to professionals and other persons providing services in the reorganization).
After giving effect to such payments, substantially all of the Company's remaining liabilities (other than the additional construction costs to be incurred) were of a long-term nature.

  Although the Company derived significant revenues from operations in 1994 through 1997 (including operation of limited facilities in 1994, and the entire Complex in 1995 through 1997), those revenues were not sufficient to cover operating expenses or produce a positive cash flow. As a result, the Company incurred significant net losses during such years, and has incurred additional losses in 1998. Revenues from the rental of Skylands Park to its primary tenant have not been and will not be significant. Instead, management expects that the Company will generate revenues from skybox rentals, advertising signs and parking fees for Team games, from the rental of Skylands Park for other sports and entertainment events, and from ancillary activities and the operation of related facilities in the Complex; management is also focused on identifying other sources of revenues (particularly in the winter months or on a year-round basis). However, with the exception of Stadium Capital (which has not yet and may not in the future become operational), the Company has not identified or entered into any commitments for any such additional businesses; furthermore, certain of such other business activities could require the Company to obtain additional financing, and there can be no assurance that the Company would be able to obtain any such financing. If the Company is unable to generate additional revenues from its existing facilities or develop or acquire additional businesses for operations in the winter months, additional losses (in addition to those incurred in the first half of 1998) may also be expected in the remainder of 1998 and thereafter.

  As of June 30, 1998, the Company had cash totalling approximately $465,000 (exclusive of $63,542 set aside for the final payment under the Creditors'
Note). Management believes that the Company is in need of additional liquid resources to enable the Company to sustain operations beyond 1998, whether through the exercise of its remaining outstanding Warrants, through the issuance of other equity securities, and/or from other sources. The Company has outstanding 923,555 Class A Warrants and 1,012,000 Class D Warrants; however, there can be no assurance as to whether or to what extent any of such Warrants may be exercised. In addition to such potential equity financing, management of the Company is exploring possibilities for bank financing or other debt financing, although the Company has no commitments for any such financing.

  The Company's history of operating losses, the likelihood of ongoing operating losses, and the need to raise additional financing to sustain ongoing operations and pay the Company's liabilities as they mature, has caused the Company's independent auditors to include a "going concern" qualification in their opinion on the Company's financial statements as of December 31, 1997 and for the year then ended. If the Company is unable to raise additional financing, the Company may be required to sell certain assets (such as its interest in the Team) to raise required cash, or may be required to again seek the protection of the Bankruptcy Court. Although management continues to explore various financing alternatives, the Company does not have any commitments with respect to any additional financing.

PURCHASE OF INTEREST IN HEROES

In 1994, the Company purchased limited partnership interests in Heroes, the limited partnership that owns the Team.

  As of June 30, 1998, the Company owned a 16.82% limited partnership interest in Heroes. The cost of the Company's limited partnership interests was $284,375 paid in cash, including cash payments totalling $14,875 paid to persons who were then directors and executive officers of the Company.

  The Company is using the equity method to account for its investment in Heroes. The operations of Heroes are highly seasonal because the Team does not play any games during the first and last quarters of the year.

  Historically, the Company's share of the net income of Heroes has been $90,000 or more in each year, and the Company has received cash distributions from Heroes in amounts ranging from $35,000 to $100,000 in each year. The Company received a total of $98,994 as its full cash distributions from Heroes with respect to the 1997 year.

SEASONALITY

  The Company's cash flow from operations is significantly greater in each spring, summer and fall than in the winter months when Skylands Park is not rented for outdoor events, and the Company relies upon income generated by its other businesses. In the event that the Company is unable to generate sufficient cash flow from operations during the seasons of full operations, or the Company is unable to develop or acquire additional businesses which will generate cash flow in the off-season, the Company may be required to utilize other cash reserves (if any) or seek additional financing to meet operating expenses, and there can be no assurance that there will be any other cash reserves or that additional financing will be available or, if available, on reasonable terms.

YEAR 2000 COMPLIANCE

  The Company is not itself dependent to any significant extent on computer or other embedded information systems, nor, to the Company's knowledge, are any of its customers dependent on computer or other embedded information systems in such customers' dealings with the Company. Certain of the Company's vendors and supplies may, however, be so dependent, although the Company has not yet undertaken any investigation to determine the nature or extent of any Year 2000 issues that may be posed by vendor unpreparedness. Thus, while the Company will not be required to incur any material costs or expenses in order to adapt, modify or upgrade its information systems to be Year 2000 compliant, the Company still needs to determine the degree of its vendors' preparedness and whether alternate suppliers will be needed or available in the event of any disruption in supply of goods or services to the Company. The Company expects to discuss with its key vendors the status of their Year 2000 readiness in the fourth quarter of 1998, and to promptly thereafter identify possible alternative suppliers to the extent that such action may be called for based on any relative lack of Year 2000 readiness by existing suppliers. The Company does not expect the costs of this investigation to be material.

CHANGE IN THE COMPANY'S CERTIFYING ACCOUNTANT

  On August 2, 1995, in accordance with the recommendation and approval of the Board of Directors of the Company, the Company dismissed its independent accountants, J.H. Cohn LLP ("Cohn"), who had theretofore been engaged as the principal accountants to audit the Company's financial statements.

  Cohn's report on the Company's financial statements for the fiscal year ended December 31, 1993 included a "going concern" emphasis paragraph, indicating that there were substantial doubts about the Company's ability to continue as a going concern, due to (a) the Company's historical lack of significant revenues or cash from operating activities, (b) the Company's need to obtain substantial additional financing to complete the construction of certain facilities and commence certain of its planned operating activities, and (c) the Company's Chapter 11 reorganization proceedings (commenced on June 1, 1994 and continuing through the confirmation of the Plan on April 13, 1995).

  During the Company's fiscal years ended December 31, 1994 and 1995, and the interim period from January 1, 1995 through August 2, 1995 (the date of the dismissal of Cohn as the Company's independent accountants), there were no disagreements between the Company and Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  Effective on August 2, 1995, the Company engaged the firm of Wiss & Company, LLP, 354 Eisenhower Parkway, Livingston, New Jersey 07039, as the principal accountants to audit the Company's financial statements. Such accounting firm had not previously rendered any services to the Company or been consulted by the Company (or any person acting on its behalf) for any purpose.

                       SECURITY OWNERSHIP OF MANAGEMENT
                          AND PRINCIPAL SHAREHOLDERS

  At the close of business on the Record Date, there were outstanding 7,188,085 shares of common stock of the Company (the "Common Stock"), which constituted all of the voting securities of the Company. Each shareholder is entitled to cast one vote for each share of Common Stock held by him or her as of the Record Date, which is present at the Annual Meeting either in person or by proxy. Only holders of record of the outstanding shares of the Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Shareholders of the Company do not have cumulative voting rights in the election of directors, and those nominees receiving a plurality of the votes cast at the Annual Meeting (assuming a quorum is duly constituted) will be elected to the four directorships which are up for election at the Annual Meeting. Pursuant to the Company's by-laws, the holders of a majority of the outstanding Common Stock, if present in person or by proxy, are sufficient to constitute a quorum for the transaction of the business scheduled for the Annual Meeting.

  The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, each director and nominee for director, and all executive officers and directors of the Company as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

          Name and Address                                                   Shares Beneficially          Percentage
      of Beneficial Owner (1)                    Position                         Owned (2)                  Owned
----------------------------------------------------------------------------------------------------------------------
Barry M. Levine                       Director, Nominee for Director,             46,393     (3)               0.7%
                                      President, Chief Executive Officer

Robert H. Stoffel, Jr.                Director, Nominee for Director, Vice        17,693     (4)               0.2%
                                      President, Chief Financial Officer,
                                      Chief Accounting Officer

Barry J. Gordon                       Director, Nominee for Director              69,163     (5)               1.0%

Marc H. Klee                          Director, Nominee for Director              92,863     (5)               1.3%

William F. Rasmussen                  None                                       500,000     (6)               6.5%

Glenn J. Rasmussen                    None                                       500,000     (7)               6.5%

All directors and executive                                                      226,652    (3)(4)             3.1%
 officers as a group (four persons)                                                           (5)
------------------------------------

(1) The address for all persons is c/o Millennium Sports Management, Inc., Ross' Corner, U.S. Highway 206 and County Route 565, Augusta, New Jersey 07822-0117.
(2)  All shares are directly held unless otherwise stated.
(3) Includes 31,193 shares which are subject to currently exercisable stock options.
(4) Includes 11,193 shares which are subject to currently exercisable stock options.
(5) Includes 26,193 shares which are subject to currently exercisable stock options.
(6) Consists of 500,000 shares which are subject to currently exercisable warrants issuable to William F. Rasmussen's affiliate, TGT of Naples, Inc.
(7) Consists of 500,000 shares which are subject to currently exercisable warrants issuable to Glenn J. Rasmussen's affiliate, GTG of Naples, Inc.



                       DIRECTORS, NOMINEES FOR DIRECTOR,
                     AND EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth information with respect to directors, nominees for director, executive officers and key employees of the Company as of the Record Date. There are no pending legal proceedings in which any director, nominee for director or executive officer of the Company is a party adverse to the Company.

NAME                      AGE   POSITION
----                      ---   --------

Barry M. Levine            54  Director, Nominee for Director, President, Chief Executive Officer

Robert H. Stoffel, Jr.     58  Director, Nominee for Director, Vice President,
                               Chief Financial Officer, Chief Accounting Officer

Barry J. Gordon            53  Director, Nominee for Director

Marc H. Klee               43  Director, Nominee for Director


  All directors are elected at the annual meeting of shareholders and hold office until the next annual meeting and until their successors have been elected and qualified. Officers are elected by and hold office at the discretion of the Board of Directors.

  The following sets forth summary biographical information as to the business experience of each executive officer and director of the Company.

  BARRY M. LEVINE was elected a Director and the President and Chief Executive Officer of the Company in October 1996. From March to October 1996, Mr. Levine was unemployed. From December 1991 through March 1996, Mr. Levine held various offices (including, at varying times, President, Chief Executive Officer, Executive Vice President, Chief Financial and Administrative Officer, Vice President-Finance and Administration, and Treasurer) in, and from April 1994 through March 1996 was a Director of, Sports Heroes, Inc. ("SHI"), a publicly traded company engaged primarily in the business of acquiring and marketing sports memorabilia and related collectible items. Mr. Levine resigned from SHI in March 1996, and subsequently, in May 1996, SHI filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code; and in October 1996, such case was converted to a proceeding under Chapter 7 of the United States Bankruptcy Code. Prior to his employment with SHI, Mr. Levine was Chief Financial Officer of Pharmos Corporation (a New York-based pharmaceutical company), and from 1984 to 1991 he was Chief Financial Officer of Cardio Fitness Corporation. Mr. Levine is also a certified public accountant, and spent sixteen years with a certified public accounting firm, where he was a partner.

  ROBERT H. STOFFEL, JR. has been Vice President, Chief Financial Officer and Chief Accounting Officer of the Company since January 1993, and, except for a temporary resignation pending completion of a background check by the New Jersey alcohol licensing authorities from June 1995 to February 1996, he has been a Director of the Company since May 1995. Mr. Stoffel has been an independent financial consultant from 1990 to the present, serving several contract research organizations in the pharmaceutical field. Specifically, Mr. Stoffel has been working in the areas of acquisitions and accounting systems. From 1987 to 1990, he was Vice President and Chief Controller for the New York Yankees, reporting directly to its Managing General Partner and Principal Owner George Steinbrenner. Mr. Stoffel has over 30 years of professional experience in the area of finance.

  BARRY J. GORDON has been a Director of the Company since October 1996. Since 1980, Mr. Gordon has been President and a Director of American Fund Advisors, Inc., a money management firm, and has served as Chairman of the Board of that company since 1987. In addition, Mr. Gordon is a Director of Winfield Capital Corp., a publicly traded small business investment company, a Director of Hain Food Corp., a publicly traded specialty foods product company, a Director of Robocom Systems, Inc., a computer software company, and President of the John Hancock Global Technology Fund, a mutual fund specializing in telecommunications and technology securities. From April 1989 to March 1996, Mr. Gordon was also a Director of SHI. Mr. Gordon is also the Chairman and Chief Executive Officer of the general partner of Heroes, which is the limited partnership that owns the Team. Mr. Gordon is also Chairman and Chief Executive Officer of the general partner of the limited partnership that owns the Norwich Navigators, a Class "AA" minor league affiliate of the New York Yankees.

  MARC H. KLEE has been a Director of the Company since October 1996. Since May 1984, Mr. Klee has been Senior Vice President and a Director of American Fund Advisors, Inc., and since May 1987, Mr. Klee has also been Senior Vice President of John Hancock Technology Series, Inc., a mutual fund specializing in aviation and technology securities. Mr. Klee is also the Treasurer and Secretary of the general partner of Heroes, and the Vice President, Treasurer and Secretary of the general partner of the limited partnership that owns the Norwich Navigators.

                            EXECUTIVE COMPENSATION

  The Company did not pay any cash compensation to its executive officers in 1991 or 1992. Although compensation for services was paid to certain executive officers in 1992 through the issuance of certain shares of common stock, and cash compensation was paid in 1993 and thereafter, no executive officer or other employee received total compensation in excess of $100,000 in any of 1991, 1992, 1993, 1994, 1995 or 1996.

  The following table shows all compensation of all types paid or accrued in the Company's three most recent full fiscal years for services rendered in all capacities by the Company's Chief Executive Officer.


Name and                                                                                            Total Compensation
Principal Position                            Year            Salary       Options/SAR's (#)          Paid or Accrued
------------------                            ----            ------       -----------------          ---------------
Robert A. Hilliard                            1995         $77,175  (2)      0                           $77,175   (1)(2)
Chairman of the Board of Directors and
 Chief Executive Officer                      1996         $81,000  (3)       5,000 (4)                  $81,000   (1)(3)

Barry M. Levine                               1996         $31,250  (5)      15,000                      $31,250   (1)(5)
President and Chief Executive Officer         1997        $125,000           0                          $125,000   (1)


(1) Does not include benefits or perquisites in an aggregate amount which is less than 10% of the total compensation for the subject year.

(2)  Consists of $30,000 paid in cash, and an additional $47,175 accrued.

(3) Consists of $7,500 paid in cash, and an additional $73,500 accrued. Mr. Hilliard resigned as an officer of the Company in October 1996, and as a director of the Company in April 1997.

(4) Consists of 5,000 stock options which were repriced in 1996, and have since lapsed without exercise.

(5) Represents accrued compensation for the months of October through December 1996.


                     EMPLOYMENT AND INCENTIVE COMPENSATION
                                   AGREEMENTS

EMPLOYMENT AGREEMENTS

  The Company entered into an employment agreement with Mr. Levine in October 1996, pursuant to which Mr. Levine is to serve as President and Chief Executive Officer of the Company through December 31, 1999 at an annual salary of $125,000. Mr. Levine agreed to accrue and defer receipt of his salary and other cash compensation through June 30, 1997, to the extent required by the Company's lack of cash resources.

  The Company has also entered into an amended employment agreement with Mr. Stoffel, pursuant to which Mr. Stoffel is to serve as Vice President and Chief Financial Officer of the Company through December 31, 1999 at an annual salary of $78,000.

  Under the terms of their respective agreements, each of Messrs. Levine and Stoffel is required to devote the majority of his business time to the affairs of the Company, and is prohibited, for the duration of his employment agreement, from engaging in any activities which are competitive with the businesses of the Company.

DIRECTOR COMPENSATION

  The Company has adopted a policy whereby the Company will pay each non-employee director $500 per year for serving in such capacity, in addition to reimbursement of out-of-pocket expenses in connection with attending directors' meetings. To the Record Date, although there have been numerous directors' meetings, no such directors' fees or expenses have been paid or accrued, and all of such fees in respect of prior meetings have been waived. All current non-employee directors have agreed to waive such fees for their current term of office.

STOCK OPTION PLAN

     The Company's 1993 Stock Option Plan (the "Stock Option Plan") was adopted by the Company's Board of Directors on April 14, 1993, was approved by a majority of the Company's shareholders on July 23, 1993, and became effective on August 9, 1993. The Stock Option Plan provides for the granting of options to key employees (including officers), non-employee directors and consultants to purchase up to 53,571 shares of Common Stock which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, as amended, or as options which are not intended to meet the requirements of such section.

     The Stock Option Plan provides for its administration by an administrative committee of two directors (the "Committee") which has discretionary authority, subject to certain restrictions, to determine the number and type of options to be granted and the individuals to whom, the times at which and the exercise price for which options will be granted.

     The exercise price of all options granted under the Stock Option Plan must be at least equal to the fair market value of the underlying shares of Common Stock on the date of the grant, or, in the case of Incentive Stock Options granted to an individual owning more than 10% of the Company's outstanding voting shares, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which options may be granted is ten years from the date of grant (five years in the case of an Incentive Stock Option granted to an individual owning more than 10% of the Company's outstanding voting shares). The aggregate fair market value (determined at the date of the option grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000.

     As of the Record Date, an aggregate of 42,500 options granted under the Stock Option Plan had been exercised (40,000 by executive officers and directors, all in 1997), and 5,000 options had lapsed without exercise. As of the Record Date, 2,000 options remained outstanding under the Stock Option Plan, and 9,071 options remained available for future issuance under the Stock Option Plan.

     The following table sets forth all stock option exercises by executive officers and directors of the Company during the fiscal year ended December 31, 1997, the "value" (i.e., the amount by which the fair market value of the underlying common stock exceeded the option exercise price on the date of exercise) realized upon such exercise, and the number of remaining options held by executive officers and directors of the Company as of December 31, 1997.



                                                                                     Number of               Value of
                                  Shares Acquired                               Unexercised Options        Unexercised
             Name                    on Exercise            Value Realized          at Year End              Options
             ----                    -----------            --------------          -----------              -------
Barry M. Levine                        15,000                   $22,500                        0              --
Robert H. Stoffel, Jr.                  5,000                   $18,100                        0              --
Barry J. Gordon                        10,000                   $14,688                        0              --
Marc H. Klee                           10,000                   $14,688                        0              --

STOCK AWARD PLAN

     In December 1996, the Board of Directors adopted the Stock Award Plan, pursuant to which, subject to the achievement of certain targets, the Board of Directors is given the authority to grant, to such members of the Board, executive officers, key employees and consultants to the Company as may be determined by the Board, the right to purchase up to an aggregate of 1,000,000 shares of common stock of the Company at a nominal price for a limited period of time. Up to 250,000 shares of common stock may be awarded from time to time if and after the Company receives gross proceeds of $2,000,000 on or before December 31, 1997 from issuances of equity securities of the Company, and up to an additional 250,000 shares of common stock may be awarded from time to time if and after the Company receives additional gross proceeds (over and above the first $2,000,000) of $2,200,000 or more, on or before December 31, 1998, from issuances of equity securities of the Company. Up to an additional 250,000 shares of common stock may be awarded from time to time if and after the Company achieves a positive cash flow from operations for any two consecutive fiscal quarters, and up to an additional 250,000 shares of common stock may be awarded time to time if and after the Company achieves an operating profit for any two consecutive fiscal quarters. In the event and to the extent that any person to whom any such award may be granted shall fail to timely purchase the subject shares of common stock, then such shares will again become available for award under this plan.

     The first threshold for awards under the Stock Award Plan (i.e., the Company's receipt of gross equity proceeds of $2,000,000 on or before December 31, 1997) was satisfied, and by reason thereof, in April 1998, the Board granted to Messrs. Levine, Stoffel, Gordon and Klee the right to purchase 70,000, 50,000, 65,000 and 65,000 shares, respectively, of common stock at $.25 per share at any time and from time to time through October 31, 1998. Through October 5, 1998, these individuals exercised their rights under the Stock Award Plan and purchased 155,228 shares of common stock. The Company recognized compensation expense in the second quarter of 1998 based on the excess of the fair market value price per share of common stock at the time of the grant over the $.25 exercise price under all of the options granted. This resulted in a compensation expense recorded in the second quarter of 1998 of $734,375.

                              CERTAIN TRANSACTIONS

     In October 1993, the Company and Robert H. Stoffel, Jr. entered into an agreement whereby, in lieu of Mr. Stoffel's receiving certain shares of common stock (which were originally to be transferred to Mr. Stoffel as an inducement for entering into employment with the Company), the Company agreed to pay to Mr. Stoffel a total of $35,000. Of such $35,000, a total of $25,000 has been paid in cash, and the remaining $10,000 was paid in 1996 by the issuance to Mr. Stoffel of an aggregate of 3,230 shares of common stock.

     In March 1994, the Company borrowed $100,000 and $6,000, respectively, from Robert A. Hilliard and John C. Ertmann, which loans bear simple interest at 15% per annum and matured in November 1994. Of such amounts, through October 5, 1998, $73,285 had been paid through the issuance of shares of common stock to one of such individuals, and the remaining portion of such obligations is now payable in cash or, at the option of the subject creditor, in shares of common stock valued at the market price thereof at the time of such payment election. At the time such loans were borrowed, the Company was not able to obtain financing from any other persons at a lower interest rate.

     In April 1994, Barry J. Gordon and Marc H. Klee each loaned the Company the principal amount of $125,000. Such loans were included in the Company's pre-petition obligations to unsecured creditors, and have since been paid or set aside pursuant to the Company's payments under the Creditors' Note.

     Also in April 1994, the Company received an advance from Heroes, the limited partnership that owns the Team, in the aggregate amount of $180,000. This advance consists of unsecured loans in the aggregate amount of $125,000 (which were non-interest-bearing until their due date on October 31, 1994, and thereafter have accrued interest at the rate of 2% per month on the first $60,000 of principal and 1.25% per month on the remaining $65,000 of principal, until fully paid), and the sum of $55,000 which was designated as a prepayment of rentals and advertising fees. Pursuant to the agreements under which the advance was made, Heroes agreed to reimburse the Company for certain additional construction costs to be undertaken by the Company, and reserved the right to satisfy such reimbursement obligations by offset against up to $65,000 of loan principal and reduction of the $55,000 of rent and advertising prepayments. However, as a result of the Company's reorganization proceedings, there are substantial uncertainties relating to Heroes' right to offset its obligations for current rents, fees and reimbursement obligations against its pre-petition advances, and thus, in the Company's financial statements, the Company has continued to reflect the entire $180,000 advance as a loan payable, and includes rents and advertising fees payable by Heroes (totalling $49,000 for the period from June 16, 1994, when the Team played its first game at Skylands Park, through December 31, 1994) in income as and when earned, without regard to either the pre-petition designation of the $55,000 as being "prepayments," or any rights of offset described above.

     Also in April 1994, the Company also borrowed $20,000 from Richard A. Hunsicker (then a director of the Company), and in May 1994, the Company borrowed an additional $15,000 from Mr. Hilliard. These loans bear simple interest at 15% per annum and matured in November 1994. Of such amounts, through October 5, 1998, $20,000 had been paid through the issuance of shares of common stock to Mr. Hunsicker, and the $15,000 owed to Mr. Hilliard is now payable in cash or, at Mr. Hilliard's option, in shares of common stock valued at the market price thereof at the time of such payment election. At the time such loans were borrowed, the Company was not able to obtain financing from any other persons at a lower interest rate.

     The proceeds of the foregoing 1994 loans were used for the construction of the Complex and for working capital. Other than the loans from Messrs. Gordon and Klee and the advance from Heroes (which have been classified and paid or set aside with the Company's other pre-petition liabilities), all of the foregoing loans have been classified separately from the Company's other unsecured pre-petition liabilities within the framework of the Plan, and the remaining $47,365 balance thereof as of October 5, 1998 may be repaid in cash or in shares of common stock valued at their market price as of the time election is made to receive payment in such form.

     As of December 31, 1997, in addition to the aforedescribed $180,000 loan, the Company was indebted to Heroes in respect of other pre-petition liabilities subject to compromise (consisting primarily of the unremitted portion of proceeds from season ticket subscriptions collected by the Company on behalf of Heroes) of $81,606. This amount has been repaid or set aside ratably with the Company's other pre-petition liabilities.

     In April 1997, the Company borrowed an additional $40,000 from Heroes. In December, 1997, Heroes applied $10,000 of the principal of this loan to exercise 20,000 Class D Warrants, and in March 1998, Heroes applied the remaining $30,000 principal balance of this loan to exercise 60,000 Class D Warrants.

CONFLICTS OF INTEREST

     Two directors of the Company, Barry J. Gordon and Marc H. Klee, are also executive officers and equity owners in Heroes, the limited partnership that owns and operates the Team. In light of the potential conflicts of interest, the Company has adopted policies whereby all matters relating to the relationship between the Company and the Team will be determined by directors other than Messrs. Gordon and Klee.

                          MARKET PRICE AND DIVIDENDS

     The following represents the range of reported high ask and low bid quotations for the Company's common stock on a quarterly basis since January 1, 1996, as reported on the SmallCap Market of the National Association of Securities Dealers Automated Quotation System (NASDAQ). None of such quotations have been adjusted to reflect the 1-for-10 reverse stock split in respect of the Common Stock, which became effective on November 7, 1996.

          Period                         High     Low
          ------                         ----     ---

          1st Quarter 1996                $ 1.125 $ 0.40
          2nd Quarter 1996                $ 0.53  $ 0.21
          3rd Quarter 1996                $ 0.437 $ 0.125
          4th Quarter 1996                $ 0.75  $ 0.25

          1st Quarter 1997                $ 1.72  $ 0.25
          2nd Quarter 1997                $ 2.125 $ 0.75
          3rd Quarter 1997                $ 2.44  $ 1.50
          4th Quarter 1997                $ 5.125 $ 2.03

          1st Quarter 1998                $ 5.56  $ 2.69
          2nd Quarter 1998                $ 4.09  $ 1.375
          3rd Quarter 1998                $ 1.93  $ 0.375
          4th Quarter 1998                $ 0.75  $ 0.19
           (through October 23, 1998)

  On the Record Date, the closing bid price for the Company's common stock was $0.3125, and the Company had 647 shareholders of record as of that date. The Company believes that there are in excess of 2,000 beneficial owners of common stock of the Company.

  The Company has not paid cash dividends to its shareholders since its inception and has no intention of paying any dividends to its shareholders in the foreseeable future. The Company intends to reinvest earnings, if any, in the operation and development of its business.

                      ACTION TO BE TAKEN UNDER THE PROXY

  Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby: (a) for the election of the persons named in the table below as nominees for directors of the Company; (b) for the proposal to ratify the appointment of Wiss & Company, LLP as the Company's auditors for the fiscal year ending December 31, 1998; and (c) in connection with the transaction of such other business that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy.

I. ELECTION OF DIRECTORS

   Nominees

        At the Annual Meeting, four Directors are to be elected, each to hold office until the 1999 Annual Meeting of Shareholders or until his successor shall be elected and shall qualify. The names of the nominees for election as such Directors, all of whom are now serving as Directors of the Company, and certain information furnished to the Company by such nominees with respect to them, as of the Record Date, are set forth below. Unless authority to vote for one or more nominees is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of the following nominees. With respect to any such nominee(s) who may become unable or unwilling to accept nomination or election, it is intended that the proxies will be voted for the election in his stead of such person(s) as the Board of Directors may recommend, but the Board does not know of any reason why any nominee will be unable or unwilling to serve if elected.

                                    DIRECTOR         PRINCIPAL OCCUPATION
NAME                         AGE     SINCE    DURING LAST FIVE YEARS
----                         ---     -----    ----------------------
Barry M. Levine              54        *                      *
Robert H. Stoffel, Jr.       58        *                      *
Barry J. Gordon              53        *                      *
Marc H. Klee                 43        *                      *

--------------------------
* See "Directors, Nominees for Director, and Executive Officers of the Company" on pages 10 and 11 above.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ALL OF THE NOMINEES FOR DIRECTOR.

  Committees and Meetings of the Board

  During the Company's fiscal year ended December 31, 1997, the Board of Directors met a total of six times, including actions taken by unanimous written consent. All of the nominated directors then serving on the Board of Directors attended all of the meetings of the Board held during periods of their tenure during such fiscal year. See "Director Compensation" at page 12 above for information concerning fees payable to non-employee directors.

  There are presently no committees of the Company's Board of Directors, although the Company's By-Laws permit the creation of one or more committees from time to time at the discretion of the Board.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 1998

    At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Wiss & Company, LLP, independent certified public accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1998. Such firm has no interest in or relationship with the Company except as its auditors.

   MANAGEMENT BELIEVES THE APPOINTMENT TO BE IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT IT BE RATIFIED.

  A representative of Wiss & Company, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement to the shareholders if he so desires. The representative will be available to respond to questions from shareholders.

III. OTHER BUSINESS

  While management of the Company does not know of any matters which may be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the Annual Meeting.

INCLUSION OF SHAREHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT

  If any shareholder desires to put forth a proposal to be voted on at the 1999 Annual Meeting of Shareholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to shareholders in connection with such meeting, that shareholder must cause such proposal to be received by the Company at its principal executive office no later than April 30, 1999. Any request for such a proposal should be accompanied by a written representation that the person making the request is a record or beneficial owner of the lesser of at least 1% of the outstanding shares of Common Stock or $1,000 in market value of the Company's common shares and has held such shares for a least one year as required by the proxy rules of the Securities and Exchange Commission.

AVAILABILITY OF FORM 10-K OR FORM 10-KSB

  The Company will provide, without charge, to any shareholder, upon written request of such shareholder, a copy of the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1997.

  Any request for such annual report should include a representation that the person making the request was the beneficial owner, as of the Record Date, of securities entitled to vote at the Annual Meeting. Such request should be addressed to: Millennium Sports Management, Inc., P.O. Box 117, Augusta, New Jersey 07822-0117; Attention: Shareholder Relations.

                         INDEX TO FINANCIAL STATEMENTS


FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997, AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996


Report of Independent Public Accountants                                   F-2

Balance Sheet, December 31, 1997........................................   F-3

Statements of Operations for the years ended
     December 31, 1997 and December 31, 1996............................   F-4

Statements of Changes in Shareholders' Equity for the years ended
     December 31, 1997 and December 31, 1996............................   F-5

Statements of Cash Flows for the years ended
     December 31, 1997 and December 31, 1996............................   F-6

Notes to Financial Statements...........................................   F-7


UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 1998, AND FOR THE
SIX MONTHS ENDED JUNE 30, 1998 AND JUNE 30, 1997

Unaudited Balance Sheet, June 30, 1998..................................   F-17

Unaudited Statements of Operations for the six months
     ended June 30, 1998 and June 30, 1997..............................   F-18

Unaudited Statement of Changes in Shareholders' Equity for the
     six months ended June 30, 1998.....................................   F-19

Unaudited Statements of Cash Flows for the six months
     ended June 31, 1998 and June 30, 1997..............................   F-20

Notes to Unaudited Financial Statements.................................   F-21

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Millennium Sports Management, Inc.
(formerly Skylands Park Management, Inc.)

We have audited the balance sheet of Millennium Sports Management, Inc. (formerly Skylands Park Management, Inc.) as of December 31, 1997 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium Sports Management, Inc. (formerly Skylands Park Management, Inc.) at December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                             WISS & COMPANY, LLP

Woodbridge, New Jersey
February 25, 1998, except as to Note 12 for which the date is March 11, 1998

                       MILLENNIUM SPORTS MANAGEMENT, INC.
                    (Formerly Skylands Park Management, Inc.)

                                  Balance Sheet
                                December 31, 1997

                                     ASSETS

PROPERTY AND EQUIPMENT, AT COST,                                   $ 12,799,986
      LESS ACCUMULATED DEPRECIATION

CASH                                                                    115,295

INVENTORIES                                                              85,170

INVESTMENT IN LIMITED PARTNERSHIP, AT EQUITY                            485,555

OTHER ASSETS                                                            108,680
                                                                   ------------
                                                                                   $13,594,686
                                                                                   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
      Amounts due insiders, pursuant to Chapter 11 proceedings     $    339,609
      Accounts payable                                                  250,110
      Accrued interest                                                  209,297
      Accrued compensation - officers and directors                     170,775
                                                                   ------------
                Total Liabilities                                                  $   969,791

STOCKHOLDERS' EQUITY:
      Preferred stock, no par value; 500,000 shares authorized,
        none issued                                                        --
      Common stock, no par value, stated value $.10 per share;
        20,000,000 shares authorized and 4,353,607 shares issued        435,361
      Additional paid-in capital                                     17,182,135
      Accumulated deficit                                            (4,992,601)
                Total Stockholders' Equity                         -------------    12,624,895
                                                                                   -----------

                                                                                   $13,594,686
                                                                                   ===========

See accompanying notes to financial statements.

                       MILLENNIUM SPORTS MANAGEMENT, INC.
                    (Formerly Skylands Park Management, Inc.)


                            STATEMENTS OF OPERATIONS

                                                       Year Ended December 31,
                                                       -----------------------
                                                         1997           1996
                                                         ----           ----
REVENUES:
      Stadium rentals and admissions                 $   301,293    $   304,865
      Retail sales                                        96,514        222,499
      Concession sales                                   149,130        147,396
      Advertising and subscription revenues              109,617         95,973
                                                     -----------    -----------
             Totals                                      656,554        770,733
                                                     -----------    -----------

COST OF SALES AND SERVICES:
      Costs of stadium operations                    $   285,287    $   272,141
      Costs of retail sales                               79,580        206,506
      Selling, general and administrative expenses       783,923        780,936
      Depreciation                                       368,829        377,745
                                                     -----------    -----------
                                                       1,517,619      1,637,328
                                                     -----------    -----------

LOSS FROM OPERATIONS                                    (861,065)      (866,595)
                                                     -----------    -----------

OTHER INCOME (EXPENSE):
      Equity in income of limited partnership             93,985        111,009
      Interest (net)                                     (58,140)      (111,794)
                                                     -----------    -----------
                                                          35,845           (785)
                                                     -----------    -----------

NET LOSS                                             $  (825,220)   $  (867,380)
                                                     ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             2,203,043      1,212,202
                                                     ===========    ===========

BASIC AND DILUTED LOSS PER COMMON SHARE              $     (0.37)   $     (0.72)
                                                     ===========    ===========



See accompanying notes to financial statements.

                       MILLENNIUM SPORTS MANAGEMENT, INC.
                    (Formerly Skylands Park Management, Inc.)


                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                   Common Stock
                                                               ---------------------     Additional
                                                                Number                    Paid-in       Accumulated
                                                               of Shares     Amount       Capital         Deficit          Total
                                                               ---------     ------       -------         -------          -----
BALANCES, JANUARY 1, 1996                                      1,207,727    $120,773    $15,544,911    $(3,300,001)     $12,365,683

YEAR ENDED DECEMBER 31, 1996:

Issuance of common stock:
   For services rendered by an
     officer and an employee, at fair value                        3,920         392         11,858             --           12,250
   Upon conversation of debt                                       3,230         323          9,771             --           10,094
   Upon exercise of warrants                                          10           1             95             --               96

   Net loss                                                           --          --             --       (867,380)        (867,380)
                                                               ---------    --------    -----------    -----------     ------------

BALANCES, DECEMBER 31, 1996                                    1,214,887     121,489     15,566,635     (4,167,381)      11,520,743

YEAR ENDED DECEMBER 31, 1997:

Issuance of common stock upon exercise of warrants:
        Class A warrants, net of costs                           279,720      27,972        210,413                         238,385
        Class D warrants, net of costs                         2,725,000     272,500      1,058,921                       1,331,421
Issuance of common stock for services
    rendered by an officer                                         1,500         150            225                             375
Issuance of common stock upon
    conversion of debt                                            90,000       9,000         36,000                          45,000
Issuance of Class D Warrants, net of costs                                                  300,922                         300,922
Exercise of options under Stock Option
    Plan                                                          42,500       4,250          9,019                          13,269
Net Loss                                                              --          --             --       (825,220)        (825,220)
                                                               ---------    --------    -----------    -----------     ------------

BALANCES, DECEMBER 31, 1997                                    4,353,607    $435,361    $17,182,135    $(4,992,601)     $12,624,895
                                                               =========    ========    ===========    ===========     ============



See accompanying notes to financial statements.

                       MILLENNIUM SPORTS MANAGEMENT, INC.
                    (Formerly Skylands Park Management, Inc.)


                            STATEMENTS OF CASH FLOWS

                                                            Year Ended December 31,
                                                           ------------------------
                                                               1997          1996
                                                           -----------    ---------
OPERATING ACTIVITIES:
      Net loss                                             $  (825,220)   $(867,380)
      Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Depreciation and amortization                       368,829      377,745
           Equity in income of limited partnership             (93,985)    (104,109)
           Common stock issued for services rendered               375       12,250
           Changes in operating assets and liabilities:
             Inventory                                          39,007        1,688
             Other assets                                      (40,945)     (10,766)
             Accounts payable and accrued expenses            (299,089)     365,864
                                                           -----------    ---------
                Net cash flows from operating activities      (851,028)    (224,708)
                                                           -----------    ---------

INVESTING ACTIVITIES:
      Net disbursements of restricted cash                          --       24,125
      Purchases of property and improvements                   (41,616)     (45,306)
      Distribution from limited partnership                     30,469      156,406
                                                           -----------    ---------
                Net cash flows from investing activities       (11,147)     135,225
                                                           -----------    ---------

FINANCING ACTIVITIES:
      Repayments of creditors' notes payable                  (940,627)     (45,029)
      Deferred offering costs                                       --      (25,500)
      Proceeds from issuance of common stock
         and warrants, net of costs                          1,909,497           96
                                                           -----------    ---------
                Net cash flows from financing activities       968,870      (70,433)
                                                           -----------    ---------
NET CHANGE IN CASH                                             106,695     (159,916)
CASH, BEGINNING OF YEAR                                          8,600      168,516
                                                           -----------    ---------
CASH, END OF YEAR                                          $   115,295    $   8,600
                                                           ===========    =========
SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                           $   151,002    $  17,741
                                                           ===========    =========
   Income taxes paid                                       $        --    $      --
                                                           ===========    =========
NON-CASH FINANCING ACTIVITIES:
   Issuance of common stock and warrants upon conversion
     of outstanding debt                                   $    45,000    $  10,094
                                                           ===========    =========



See accompanying notes to financial statements.

                       MILLENNIUM SPORTS MANAGEMENT, INC.
                    (Formerly Skylands Park Management, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Basis of Presentation and Management's Plans to Overcome Operating and Liquidity Difficulties:

          The accompanying financial statements of Millennium Sports Management, Inc. (formerly Skylands Park Management, Inc.) (the "Company") have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company reported net losses of approximately $825,000 and $867,000 for the years ended December 31, 1997 and 1996, respectively. In addition, the Company had an accumulated deficit of approximately $4,992,000 at December 31, 1997. Revenues from operations in 1997 and 1996 were not sufficient to cover operating expenses or produce a positive cash flow from operations. Additional losses are expected in 1998. The Company will require additional working capital to cover anticipated losses and sustain operations in 1998, and will also be required to pay the remaining accrued interest balance of the pre-petition liabilities in 1998 (See Note 2). Accordingly, the Company will need to obtain additional financing through the exercise of outstanding warrants, through the issuance of other equity securities, by bank financing and/or through other sources. Although management continues to explore various financing alternatives, the Company does not have any commitments with respect to any additional financing. In February 1997, the Company's registration statement on Form SB-2 was declared effective. The maximum proceeds sought from this secondary offering approximated $10,000,000. The net proceeds from the offering amounted to approximately $1,689,000 through December 31, 1997, and an additional $648,000 was raised from the sale of equity securities in the first quarter of 1998.

          During 1997, management continued to attempt to develop plans to further curtail its general and administrative expenses, with a view to eliminating unnecessary and/or duplicate expenses, while maintaining the Complex in good condition. Management currently believes that it has implemented all expense reductions that are prudent and reasonably possible, and that efforts to improve the Company's business are now best focused on increasing gross revenues through the development of additional sources of revenues, preferably during the winter months or on a year-round basis. Although management is actively exploring possible additional business activities, other than the Company's investment in the start-up joint venture (see Note
          12), the Company has not yet entered into any agreements or commitments with respect to any such matters. As discussed above, the Company believes that the additional $648,000 of equity financing received in the first quarter of 1998 through the exercise of warrants will provide the Company with sufficient funds to cover its 1998 anticipated negative cash flow from operations.



          Reference should be made to "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein for additional information.

Note 2 -  Organization, Proceedings Under Chapter 11 And Subsequent Operations:

          Organization and development - The Company operates a regional sports entertainment and recreation center in Sussex County, New Jersey, known as the Skylands Park Sports and Recreation Center (the "Complex"). The Complex includes a professional baseball stadium ("Skylands Park") used for sports and other entertainment events, and other adjacent recreational and commercial facilities (the "Related Facilities") that include, among other things, a sports apparel and collectibles store, a wholesale and retail sporting goods outlet, batting cages and a video parlor.

          The Company did not have sufficient financing to pay its contractors and other vendors and, as a result, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court (the "Court") for the District of New Jersey on June 1, 1994 (the "Petition Date"). The Company operated as a debtor-in-possession subject to the jurisdiction of the Court from the Petition Date through April 13, 1995, the date its plan of reorganization (the "Plan") was confirmed.

          During the years ended December 31, 1997 and 1996, the Company generated only limited amounts of revenues from the events held at Skylands Park and the operation of the Related Facilities and, as a result, the Company incurred significant net losses during such years. Revenues from the rental of Skylands Park to its primary tenant have not and will not be significant. Instead, management expects that the Company will generate revenues primarily from the rental of skyboxes and advertising signs in Skylands Park, the rental of Skylands Park for certain other sports and entertainment events, concession sales, and the operation of the Related Facilities in the Complex. Accordingly, the Company's ability to generate significant additional revenues will be dependent upon, among other things, its ability to generate future attendance at events and the success of its other commercial operations.

          Confirmation of Plan of Reorganization - The Company's Plan was confirmed by its creditors and the Court on April 13, 1995 (the "Confirmation Date"). Since the Confirmation Date, the Company has paid the unsecured pre-petition liabilities that were pursuant to the terms of a secured promissory note (the "Creditors' Note"). The Creditors' Note bore interest on the unpaid principal balance at the prime rate plus 3%. The unpaid accrued interest is due and payable on or before April 26, 1998. The Creditors' Note was secured by substantially all of the assets of the Company.

          Claims of "insiders" (generally, the directors and executive officers of the Company and certain of their affiliates) of approximately $339,000 as of the Confirmation Date (including accrued salaries and loans and advances made to the Company) may be paid from time to time after payment in full of the Creditors' Note, as the cash flow of the Company may permit; however, each insider has the option to elect to be paid in shares of common stock of the Company valued at the then current market price of such common stock as reported on "NASDAQ."

          Equity interests, including interests of stockholders and warrant holders, were not altered or impaired under the terms of the Plan. However, the terms of the Plan prohibit the Company from paying dividends until all payments required under the Plan have been made.

          Pursuant to Statement of Position 90-7, the Company did not adopt "fresh-start" reporting (and, as a result, revalue all of its assets and liabilities) since the holders of the Company's existing voting stock immediately prior to confirmation held the same relative voting interests after confirmation. In addition, since the Company will be paying all of its pre-petition liabilities at their original principal amounts, the Company did not recognize any material gain or loss as a result of the confirmation of the Plan.

Note 3 -  Summary of Significant Accounting Policies:

          Estimates and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

          Revenue Recognition - The Company recognizes revenues from facility rentals and stadium admissions upon official completion of such events, advertising on a pro-rata basis over the minor league baseball season, and retail sales at the time the customer takes possession of the merchandise.

          Financial Instruments - Financial instruments include cash, other assets, accounts payable, accrued interest and amounts due to insiders. The following methods were used in determining the fair value of the financial instruments:

               Cash, other assets, accounts payable and accrued interest - Due to the short-term maturity of these instruments, carrying value approximates fair value.

               Due to insiders - Although it is impractical to determine the current fair value of this liability or its current interest rate because of the lack of an identifiable market for financial instruments with similar characteristics, management considers this liability to approximate its fair value due to the short-term nature of the obligation.

          Property and Equipment - Property and equipment are recorded at cost and are depreciated using straight line and accelerated methods over the estimated useful lives of the assets. The estimated useful lives used in computing depreciation are: buildings and improvements - 40 years, and equipment - 5 to 10 years.

          The Company adopted Statement of Financial Accounting Standards 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of ("SFAS 121") in 1996. SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is reviewed annually by management. Impairment loss is measured by determining the amount by which the carrying value of the asset exceeds the fair value of the asset by using quoted market prices, selling prices of similar assets or the present value of the estimated expected cash flows of the operations to which the assets relate. The adoption of SFAS 121 has not had a significant effect on the consolidated financial position or results of operations.

          Inventories - Inventories principally consist of merchandise for resale which is stated at the lower of cost (first-in, first-out method) or market.

          Investment in Limited Partnership - The Company accounts for its direct 16.82% interest in Minor League Heroes, L.P. ("Heroes"), the limited partnership that leases Skyland Park, pursuant to the equity method. Under this method, the proportionate interest in the net income or loss of the limited partnership is reflected in the

          Company's results of operations. The Company's investment is reduced by any distributions from the limited partnership.

          Income Taxes - Deferred tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

          Concentration of Credit Risk - The Company maintains cash in bank accounts. Such bank accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. Uninsured balances, including outstanding checks, totaled approximately $73,000 at December 31, 1997.

          Net Income (Loss) Per Common Share - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128") which is effective for financial statements for both interim and annual periods ending after December 31, 1997. The Company adopted SFAS 128 in the fourth quarter of 1997. SFAS 128 replaces the presentation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period and excludes all dilution. Diluted earnings per share is calculated by using the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period. Such dilutive potential common shares have been excluded since the effect would be anti-dilutive, due to net losses for all periods presented. Weighted average shares outstanding was calculated based on the number of days that the respective shares were outstanding during the year. SFAS 128 had no impact on the loss per share for the year ended December 31, 1996.

          Stock-Based Compensation - The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). Common stock issued for services rendered is recorded at the fair value of such common stock on the date of issuance, as determined using quoted market prices.

          Reclassification - Certain amounts previously reported have been reclassified to conform to current year presentation.

Note 4 - Property and Equipment:

          Property and equipment at December 31, 1997 consists of the following:


          Land                                                     $  1,202,342
          Buildings and improvements                                 12,377,983
          Equipment                                                     493,496
                                                                   ------------
                                                                     14,073,821
          Less: Accumulated depreciation                              1,273,835
                                                                   ------------
                                                                   $ 12,799,986
                                                                   ============

Note 5 -  Investment in Limited Partnership:

          The Company's statement of operations includes income of $93,985
          (1997) and $111,009 (1996) attributable to the Company's equity in Heroes' net income. The carrying value of the investment was reduced by distributions received by the Company of $30,469 in 1997 and $156,406 in 1996.

          Summary balance sheet and operating data for Heroes as of December 31, 1997 and 1996 and for the years then ended follows:

                                                      1997               1996
                                                   ----------         ----------
          Balance sheet data:
              Current assets                       $1,450,000         $1,402,000
              Noncurrent assets                       805,000            927,000
                                                   ----------         ----------

                                                   $2,255,000         $2,329,000
                                                   ==========         ==========

              Current liabilities                  $  474,000         $  495,000
              Partners' capital                     1,781,000          1,834,000
                                                   ----------         ----------

                                                   $2,255,000         $2,329,000
                                                   ==========         ==========
          Operating data:
              Gross receipts                       $1,844,000         $1,864,000
                                                   ==========         ==========

              Net income                           $  558,767         $  642,000
                                                   ==========         ==========

Note 6 -  Employment Agreements:

          The Company has employment agreements with certain officers and employees. Amounts due are as follows:

               Year Ending December 31,

                          1998                        $   234,000
                          1999                            125,000
                                                      -----------
                                                      $   359,000
                                                      ===========

Note 7 -  Stockholders' Equity:

          Warrants - In December 1997, the Company again extended the expiration date of the outstanding Class A common stock warrants to June 30, 1998 from the original expiration date of September 23, 1995. The exercise price was reduced from $4.00 to $2.80 per warrant in December 1996, with each warrant continuing to entitle the exercising holder to receive the increased amount of 2.8 shares of the Company's common stock. A total of 894,928 Class A Warrants remain unexercised at December 31, 1997. The Class A Warrants are subject to redemption at $.10 per Class A Warrant on 30 days' prior written notice if the closing bid price of the Company's common stock equals or exceeds $32.70 per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth day prior to the date of the notice of redemption.

          The Underwriter's Warrants (pursuant to an IPO) were amended, in 1996, to provide for the right to purchase up to an aggregate of 1,500,000 shares of common stock at a price of $.10 per share if exercised prior to November 6, 1997 (or $1.00 per share if exercised thereafter through September 23, 1998) and up to an aggregate of 70,000 Class A Warrants at $.165 each. The Class A Warrants issuable upon exercise of the Underwriter's Warrants cannot be redeemed by the Company. The Underwriter's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise of the Underwriter's Warrants. The Underwriter's Warrants were exercised in full in October 1997, although the Company did not deposit the payment thereof or issue the shares and Class A Warrants thereunder until March 1998.

          In February 1997, the Company authorized the issuance and sale of up to 13,000,000 Class D Warrants. Each Class D Warrant entitles the exercising holder to receive one share of the Company's common stock upon payment of a $.10 per Class D Warrant purchase price and a $.50 per share exercise price. After giving effect to Class D Warrants issued and exercised through December 31, 1997, a total of 10,185,000 Class D warrants remained reserved at December 31, 1997.

          Stock Option Plan - The Board of Directors of the Company adopted the 1993 Stock Option Plan (the "Stock Option Plan") in April 1993, which became effective in August 1993. The Stock Option Plan provides for grants of options to key employees (including officers), non-employee directors and consultants to purchase up to 53,571 shares of common stock which are intended to qualify either as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, as amended, or as options which are not intended to meet the requirements of such section.

          The exercise price of all options granted under the Stock Option Plan must be at least equal to the fair market value of the Company's common stock on the date of grant (at least 110% of the fair market value in the case of an ISO granted to a holder of 10% or more of the Company's outstanding common shares). The maximum exercise period for which options may be granted is ten years from the date of grant (five years in the case of an ISO granted to a holder of 10% or more of the Company's outstanding common shares).

          Through December 31, 1997, 49,500 options had been granted under the Stock Option Plan, of which 42,500 options were exercised and 5,000 lapsed in 1997. The remaining 2,000 outstanding options provide for an exercise price of $14.375 per share, are currently exercisable and expire on November 1, 2005. No options were granted in 1997 under the Stock Option Plan.

          Shares Reserved for Issuance of Common Stock - Shares of common stock reserved for issuance by the Company as of December 31, 1997 upon exercise of options and warrants were as follows:

               Class A Warrants                              2,505,798
               Underwriter's Warrants for:
                    Common stock                             1,500,000
                    Class A Warrants                           196,000
               Class D Warrants                             10,185,000
               Stock option plan                                11,071
               Stock award plan                              1,000,000
                                                            ----------
                          Total                             15,397,869
                                                            ==========

          The number of shares issuable have been adjusted pursuant to anti-dilution provisions of the respective warrant agreements for the effects of the Company's 3-for-1 stock split in 1993, the 1994 issuance of the Class B Warrants and Class C Warrants, to reflect voluntary amendments of the terms of the Underwriter's Warrants, to reflect the Company's 1-for-10 reverse stock split in 1996, and to reflect anti-dilution adjustments relating to the authorization of the issuance of 13,000,000 Class D Warrants.

          Reverse Stock Split - Effective November 7, 1996, following approval by the Company's shareholders, the Company effectuated a one-for-ten reverse stock split, which has been retroactively reflected in the accompanying financial statements.

          Stock Award Plan - In December 1996, and subsequently amended in December 1997, the Board of Directors adopted a stock award plan (the "Stock Award Plan") pursuant to which, subject to the achievement of certain targets, the Board of Directors is given the authority to grant, to such members of the Board, executive officers, key employees and consultants to the Company as may be determined by the Board, the right to purchase up to an aggregate of 1,000,000 shares of common stock of the Company at a nominal price for a limited period of time. Up to 250,000 shares of common stock may be awarded from time to time if and after the Company receives gross proceeds of $2,000,000 on or before December 31, 1997 from issuances of equity securities of the Company, and up to an additional 250,000 shares of common stock may be awarded from time to time if and after the Company receives additional gross proceeds (over and above the first $2,000,000) of $2,200,000 or more, on or before December 31, 1998, from issuances of equity securities of the Company. Up to an additional 250,000 shares of common stock may be awarded from time to time if and after the Company achieves a positive cash flows from operations for any two consecutive fiscal quarters, and up to an additional 250,000 shares of common stock may be awarded time to time if and after the Company achieves an operating profit for any two consecutive fiscal quarters. In the event and to the extent that any person to whom any such award may be granted shall fail to timely purchase the subject shares of common stock, then such shares will again become available for award under this plan.

          The Company received gross proceeds in excess of $2,000,000 from issuances of equity securities between the date of the adoption of the Stock Award Plan and December 31, 1997, thereby permitting the award of up to 250,000 shares of common stock of the Company under the first threshold stated above. As of this date, no awards from such 250,000 shares have been made.

Note 8 -  Related Party Transactions:

          Lease of Skylands Park to the Team - The Company entered into a long-term lease (the "Stadium Lease") for the use of Skylands Park with Heroes, the owner of the Team, which is a Class "A" minor league affiliate of the St. Louis Cardinals and a member of the New York-Penn League (the "League"). Under the terms of the Stadium Lease, the Company is required to make available to Heroes a minor league baseball stadium for the Team's home games. The Stadium Lease commenced June 1, 1994 and expires September 30, 2008. Under the Stadium Lease, Heroes is obligated to pay rent of $1,100 per game scheduled to be played at Skylands Park subject to adjustment under certain circumstances. Pursuant to this lease, the Company derived rental income of approximately $42,000 in 1997 and $37,000 in 1996. Such rent is subject to a 10% increase effective at the beginning of each of the 2001 and 2005 minor league baseball seasons. Heroes will retain all admission revenues from Team games (except certain revenues from skyboxes that will be retained by the Company) and the net concession revenues generated on the dates of Team games. The Company will operate and retain all revenues derived from parking facilities. Revenues received from sign rentals and advertising in Skylands Park are divided 80% to Heroes and 20% to the Company. Heroes will be required to pay for, among other things, game staff personnel (such as ushers), security and medical personnel, and the cost of utilities pro-rated according to use.

          Heroes may terminate the Stadium Lease after the minor league baseball seasons of 2003, 2004, 2005, 2006 and 2007 during the period from October 1 through November 30 if the average paid attendance for the immediately preceding baseball season was less than 900 people per game and the Team did not realize an operating profit in its previous fiscal year. The Stadium Lease will automatically terminate, and Heroes will be required to pay specified damages to the Company, if the League is disbanded and under certain other circumstances. Heroes may voluntarily cancel the Stadium Lease by paying a lump sum equal to 75% of the remaining outstanding rent (based upon an assumed $35,000, rent per year).

          The amount due from Heroes for the Team's share of utilities, and signage, netted with Team merchandise sold in the Company's sporting goods store and certain loans from Heroes of $30,000 approximated $7,000 at December 31, 1997 and is included in other assets.

Note 9 -  Income Taxes:

          Deferred income taxes reflect the net effects of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences arise principally from net operating loss carryforwards and certain accruals and result in a deferred tax asset of approximately $1,484,000 at December 31, 1997 and $1,192,000 at December 31, 1996.

          A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on the Company's recurring net losses from operations and lack of a continuing substantial revenue stream, that a full valuation allowance is appropriate at December 31, 1997 and 1996.


          A reconciliation of the provision (benefit) for income taxes computed at the federal statutory rate of 34% and the effective tax rate of income (loss) before income taxes is as follows:

                                                                     Year Ended
                                                                    December 31,
                                                            ---------------------------
                                                               1997             1996
                                                              ----             ----
          Computed tax benefit on net loss
             at federal statutory rate                     $  (281,000)     $  (295,000)
          State income tax, net of federal income
             tax effect                                        (49,000)         (52,000)
          Tax effect of net operating losses not
             currently usable                                  330,000          347,000
                                                           -----------      -----------

          Provision (benefit) for income taxes             $        --      $        --
                                                           ===========      ===========


          The significant components of the Company's deferred tax assets as of December 31, 1997 are summarized below:

          Net operating loss tax carryforwards                       $1,332,000
          Accrued interest                                               84,000
          Accrued compensation - officers and directors                  68,000
                                                                     ----------
                                                                      1,484,000
          Valuation allowance                                        (1,484,000)
                                                                     ----------
                                                                     $       --
                                                                     ==========

          The Company has available at December 31, 1997 net operating loss carryforwards totaling approximately $3,356,000 that may be applied against future federal taxable income. The loss carryforwards will expire through 2012. Certain losses are subject to limitation by the provisions of Section 382 of the Internal Revenue Code due to a more than 50% change in ownership which occurred through the sale of common stock.

Note 10 - Stock Based Compensation:

          The Stock Option Plan (see Note 7) provides for the granting of either incentive stock options or non-qualified stock options to purchase shares of the Company's common stock to officers, directors and key employees responsible for the direction and management of the Company and to non-employee consultants and independent contractors.

          As required by SFAS 123, the Company has determined the pro forma information as if the Company had accounted for stock options granted under the fair value method of SFAS 123. The Black Scholes option pricing model was used with the following weighted-average assumptions; risk-free rate of 6.0%; expected common stock market price volatility factor of 2.81; and an expected life of the options of eight years. The fair value of options granted was $.3125. No options were granted in 1997. The pro forma effect on net loss and net loss per share would have been as follows as of December 31:

                                                        1997             1996
                                                     ---------         ---------
          Net loss:
                As reported                          $ 825,220         $ 867,380
                Pro forma                            $ 825,220         $ 889,000
          Basic and diluted loss per share:
                As reported                            $0.37             $0.72
                Pro forma                              $0.37             $0.73

Note 11 - Subsequent Event:

          Ladies Professional Baseball - In February 1998, the Company entered into a three-year lease agreement, commencing in 1998, with Ladies Professional Baseball. Pursuant to the agreement, the New Jersey Diamonds (the "Diamonds"), a league-owned team, will play its regular season home games, approximately 28, at the Stadium during the months of July through September. The Diamonds will pay rent of approximately $37,000. The Company will retain the proceeds for parking and alcohol revenue, and a portion of the food revenue.

Note 12 - Event Subsequent to Date of Auditors' Report:

          Investment in Joint Venture Corporation - In March 1998, the Company purchased a 50% interest in a corporate joint venture to develop a resort golf facility. The Company has committed to fund a total of $175,000 to this venture, of which $41,000 was advanced through December 31, 1997 for feasibility studies.

                      MILLENNIUM SPORTS MANAGEMENT, INC.

                                BALANCE SHEETS

                                                                                        June 30,                    December 31,
                                                                                          1998                         1997
                                                                                     ------------                -----------
                                                                                       (Unaudited)                   (Note 1)
                                                                                     ------------                -----------
                                 ASSETS

PROPERTY AND EQUIPMENT, AT COST,
   LESS ACCUMULATED DEPRECIATION                                                      $ 12,634,199                $ 12,799,986

CASH                                                                                       528,244                     115,295
INVENTORIES                                                                                 62,886                      85,170
INVESTMENT IN LIMITED PARTNERSHIP, AT EQUITY                                               386,561                     485,555
INVESTMENT IN JOINT VENTURE                                                                175,000                      41,000
RECEIVABLE - MINOR LEAGUE HEROES                                                             8,800                       6,616
OTHER ASSETS                                                                                71,169                      61,064
                                                                                      ------------                ------------
                                                                                      $ 13,866,859                $ 13,594,686
                                                                                      ============                ============
                  LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
    Amounts due insiders, pursuant to
        Chapter 11 proceedings                                                           $ 117,265                   $ 339,609
    Accounts payable and accrued expenses                                                  263,256                     250,110
    Accrued interest                                                                        63,542                     209,297
    Accrued compensation - officers and directors                                          170,775                     170,775
                                                                                      ------------                ------------
           Total Liabilities                                                               614,838                     969,791
                                                                                      ------------                ------------

STOCKHOLDERS' EQUITY:
  Preferred stock, no par value; 500,000 shares
    authorized, none issued                                                                      -                           -
  Common stock, no par value, stated value $0.01
    per share; 20,000,000 shares authorized
    7,166,169 and 4,353,607 shares issued in 1998
     and 1997, respectively                                                                716,617                     435,361
  Additional paid-in capital                                                            18,743,263                  17,182,135
  Accumulated deficit                                                                   (6,207,859)                 (4,992,601)
                                                                                      ------------                ------------
           Total Stockholders' Equity                                                   13,252,021                  12,624,895
                                                                                      ------------                ------------
                                                                                      $ 13,866,859                $ 13,594,686
                                                                                      ============                ============

SEE NOTES TO FINANCIAL STATEMENTS.

                      MILLENNIUM SPORTS MANAGEMENT, INC.

                           STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                              Six months ended June 30,            Three months ended June 30,
                                                     ----------------------------------------     ------------------------------
                                                         1998                     1997             1998                 1997
                                                     ----------               ----------         --------            ---------
 REVENUES:
   Stadium and facility rentals and
      admissions                                      $ 126,525                $ 132,033         $ 99,380            $ 106,155
   Retail sales                                          73,490                   94,880           58,419               78,618
   Other                                                  7,486                   12,519            7,477               12,500
                                                     ----------               ----------         --------            ---------
           Totals                                       207,501                  239,432          165,276              197,273
                                                     ----------               ----------         --------            ---------

 COSTS OF SALES AND SERVICES:
     Costs of stadium operations                        101,444                   95,746           69,531               75,324
     Costs of retail sales                               35,368                   68,383           22,998               53,553
     Selling, general and administrative                372,990                  399,996          192,898              224,603
     Stock compensation to officers and
        directors (Note 4)                              734,375                        -          734,375                    -
     Depreciation                                       182,550                  183,672           91,278               91,836
                                                     ----------               ----------         --------            ---------
                                                      1,426,727                  747,797        1,111,080              445,316
                                                     ----------               ----------         --------            ---------

 LOSS BEFORE INTEREST EXPENSE                        (1,219,226)                (508,365)        (945,804)            (248,043)

 INTEREST EXPENSE (INCOME), NET                          (3,968)                  49,558           (4,518)              21,962
                                                     ----------               ----------         --------            ---------

 NET LOSS                                          $ (1,215,258)              $ (557,923)      $ (941,286)          $ (270,005)
                                                     ==========               ==========         ========            =========
 WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                                 6,054,907                1,333,611        6,991,378            1,492,768
                                                     ==========               ==========         ========            =========

 BASIC AND DILUTED LOSS PER
    COMMON SHARE                                        $ (0.20)                 $ (0.42)         $ (0.13)             $ (0.18)
                                                     ==========               ==========         ========            =========


SEE NOTES TO FINANCIAL STATEMENTS.

                      MILLENNIUM SPORTS MANAGEMENT, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                        SIX MONTHS ENDED JUNE 30, 1997
                                  (Unaudited)

                                                          Common Stock
                                                 ----------------------         Additional
                                                 Number                           Paid-in       Accumulated
                                                 of Shares        Amount          Capital         Deficit          Total
                                                 ---------       ---------     ------------    ------------     ------------
 BALANCE, DECEMBER 31, 1997                      4,353,607       $ 435,361     $ 17,182,135    $ (4,992,601)    $ 12,624,895

   Issuance of common stock upon exercise of:
           Underwriter warrants                  1,500,000         150,000                -               -          150,000
           Class A warrants                        115,844          11,584          104,260               -          115,844
           Class D warrants                        925,000          92,500          370,000               -          462,500
   Issuance of common stock upon conversion of
      debt                                         116,490          11,649          237,195               -          248,844
 Stock compensation to officers and directors            -               -          734,375                          734,375
 Common stock issued to officers and directors     155,228          15,523           23,284               -           38,807
 Issuance of Class D Warrants                            -               -           80,464               -           80,464
 Issuance of Class A Warrants                            -               -           11,550               -           11,550
 NET LOSS                                               -               -                -       (1,215,258)      (1,215,258)

                                                 ---------       ---------     ------------    ------------     ------------
 BALANCES, JUNE 30, 1998                         7,166,169       $ 716,617     $ 18,743,263    $ (6,207,859)    $ 13,252,021
                                                 =========       =========     ============    ============     ============


                      MILLENNIUM SPORTS MANAGEMENT, INC.

                           STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                            Six months ended June 30,
                                                                                     --------------------------------------
                                                                                           1998               1997
                                                                                      ------------        -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                         $ (1,215,258)        $ (557,923)
     Adjustments to reconcile net loss to net cash provided
        by operating activities:
         Depreciation and amortization                                                     182,550            183,672
         Stock compensation awarded to officers and directors                              734,375                  -
         Common stock issued for services rendered                                               -                375
         Changes in operating assets and liabilities:
             Inventory                                                                      22,284             24,475
             Other assets                                                                   17,711            (65,898)
             Accounts payable and accrued expenses                                        (132,609)           152,719
                                                                                      ------------        -----------
                 Net cash flows from operating activities                                 (390,947)          (262,580)
                                                                                      ------------        -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
     Net disbursements of restricted cash                                                        -                  -
     Purchases of property and improvements                                                (16,763)            (7,190)
     Investment in limited partnership                                                    (134,000)                 -
     Distribution from limited partnership                                                  98,994             30,469
                                                                                      ------------        -----------
                 Net cash flows from investing activities                                  (51,769)            23,279
                                                                                      ------------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES -
    Proceeds from notes payable                                                                  -             75,000
    Repayments of creditors' notes payable and amount due insiders                          (3,500)           (52,163)
    Proceeds from issuance of common stock upon exercise
       of warrants, net of costs                                                           578,344            115,861
    Proceeds from issuance of common stock, net of costs                                   188,807            212,500
    Proceeds from issuance of warrants                                                      92,014             42,489
    Deferred offering costs                                                                     -             (38,090)
                                                                                      ------------        -----------
                  Net cash flows from by financing activities                              855,665            355,597
                                                                                      ------------        -----------
NET CHANGE IN CASH                                                                         412,949            116,296
CASH, BEGINNING OF PERIOD                                                                  115,295              8,600
                                                                                      ------------        -----------
CASH, END OF PERIOD                                                                     $  528,244         $  124,896
                                                                                      ============        ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Interest paid                                                                      $  145,755         $  23,480
                                                                                      ============        ===========
     Income taxes paid                                                                  $      -           $     -
                                                                                      ============        ===========

 Issuance of common stock upon conversion of
    outstanding debt                                                                    $  248,844         $     -
                                                                                      ============        ===========


                       MILLENNIUM SPORTS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)


NOTE 1 - BASIS OF PRESENTATION:

         The balance sheet at the end of the preceding fiscal year has been derived from the audited balance sheet contained in Millennium Sports Management, Inc.'s (the "Company's") Annual Report on Form 10KSB for the year ended December 31, 1997 (the "10KSB") and is presented for comparative purposes. All other financial statements are unaudited.
         In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented, have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

         Footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and notes thereto included in the 10KSB.

         NET INCOME (LOSS) PER COMMON SHARE   In February 1997, the Financial
         Accounting Standards Board issued Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128") which is effective for financial statements for both interim and annual periods ending after December 31, 1997. The Company adopted SFAS 128 in the fourth quarter of 1997. SFAS 128 replaces the presentation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period and excludes all dilution. Diluted earnings per share is calculated by using the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period. Such dilutive potential common shares have been excluded since the effect would be anti-dilutive, due to net losses for all periods presented. SFAS 128 had no impact on the loss per share for the three and six months ended June 30, 1997.

         RECLASSIFICATION Certain amounts previously reported have been reclassified to conform to current year presentation.

                       MILLENNIUM SPORTS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)


NOTE 2 - ORGANIZATION, PROCEEDINGS UNDER CHAPTER 11 AND SUBSEQUENT OPERATIONS:

         ORGANIZATION AND DEVELOPMENT The Company operates a regional sports entertainment and recreation center in Sussex County, New Jersey, known as the Skylands Park Sports and Recreation Center (the "Complex"). The Complex includes a professional baseball stadium ("Skylands Park") used for sports and other entertainment events, and other adjacent recreational and commercial facilities (the "Related Facilities") that include, among other things, a sports apparel and collectibles store, a wholesale and retail sporting goods outlet, batting cages, and a video parlor.

         During the six months ended June 30, 1998, the years ended December 31, 1997 and 1996 and since inception, the Company has generated only limited amounts of revenues from the events held at Skylands Park and the operation of the Related Facilities and, as a result, the Company incurred significant net losses during such periods. Management expects that revenues from the rental of Skylands Park to its primary tenants will not be significant. Instead, management expects that the Company will generate revenues primarily from the rental of skyboxes and advertising signs in Skylands Park, the rental of Skylands Park for certain other sports and entertainment events, concession sales, and the operation of the Related Facilities in the Complex. Accordingly, the Company's ability to generate significant additional revenues will be dependent upon, among other things, its ability to generate future attendance at events and the success of its other commercial operations.

         Management believes that the Company may need to obtain additional liquid resources to enable it to sustain operations beyond 1998. Therefore, management expects that to sustain future operations, the Company will need to obtain additional financing through the exercise of its remaining outstanding warrants or the issuance of other equity securities. Although management continues to explore various financing alternatives, the Company does not have any commitments with respect to any additional financing.

         Chapter 11 Filing and Confirmation of Plan of Reorganization The Company's Plan of Reorganization (the "Plan") was confirmed by the Company's creditors and the United States Bankruptcy Court on April 13, 1995 (the "Confirmation Date"). Since the Confirmation Date, the Company has paid the unsecured prepetition liabilities pursuant to the terms of a secured promissory note (the "Creditors' Note"). The Creditors' Note bore interest on the unpaid principal balance at the prime rate plus 3%. The difference between the interest paid and the interest accrued became due on April 26, 1998. The Company has set aside sufficient funds to make such

                       MILLENNIUM SPORTS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

         final payment under the Creditors' Note, and intends to make such payment upon final reconciliation of the amount due.

         Claims of "insiders" (generally, former directors and executive officers of the Company and certain of their affiliates) of approximately $339,000 as of the Confirmation Date (including accrued salaries and loans and advances made to the Company) has been reduced, through the issuance of common stock, to approximately $117,000 as of June 30, 1998, and may be paid from time to time after payment in full of the Creditors' Note, as the cash flow of the Company may permit; however, each insider has the option to elect to be paid in shares of common stock of the Company valued at the then current market price of such common stock as reported on "NASDAQ," and approximately $222,000 of such claims has been paid in such manner through June 30, 1998.

         Equity interests, including interests of stockholders and warrant holders, were not altered or impaired under the terms of the Plan. However, the terms of the Plan prohibit the Company from paying dividends until all payments required under the Plan have been made.

         Pursuant to SOP 90-7, the Company was not required to adopt "freshstart" reporting (and, as a result, revalue all of its assets and liabilities) since the holders of the Company's existing voting stock immediately prior to confirmation held the same relative voting interests after confirmation. In addition, since the Company will be paying all of its prepetition liabilities at their original principal amounts, the Company did not recognize any material gain or loss as a result of the confirmation of the Plan.


NOTE 3 - STOCKHOLDERS' EQUITY:

         In December 1997 , the Company again extended the expiration date of the outstanding Class A common stock warrants to June 30, 1998 from the original expiration date of September 23, 1995, at which time the exercise price was reduced from $4.00 to $2.80 per warrant, with each warrant continuing to entitle the exercising holder to receive the increased amount of 2.8 shares of the Company's common stock. In April 1998, such expiration date was further extended to September 30, 1998. A total of 923,775 Class A Warrants remain unexercised at June 30, 1998. The Class A Warrants are subject to redemption at $.10 per Class A Warrant on 30 days' prior written notice if the closing bid price of the Company's common stock equals or exceeds $32.70 per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth day prior to the date of the notice of redemption.

                       MILLENNIUM SPORTS MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 4 - STOCK AWARD PLAN

         On April 29, 1998, pursuant to the Company's stock award plan adopted in December 1996 (the "Stock Award Plan"), the Company granted the right to purchase a total of 250,000 shares of stock at $.25 per share to members of the Company's Board of Directors. In accordance with generally accepted accounting principles, a non-cash charge to earnings of $734,375 was recorded as compensation expense, representing the difference between the exercise price and the fair market value per share on the date of grant for the full award of 250,000 shares. As of June 30, 1998 and the date of this report, rights to purchase 155,228 of such shares have been exercised, and rights to purchase 94,772 shares remain outstanding.

NOTE 5 - SUBSEQUENT EVENT:

         In July 1998, the Ladies Professional Baseball league ("LPB") which is a secondary tenant of Skylands Park, canceled all further league games for the balance of 1998, including the remaining 20 home games for 1998 of the LPB's New Jersey franchise, which were to be played at Skylands Park. The Company is uncertain if LPB will satisfy the remaining lease payments, consisting of the second half of payments for 1998 and all of 1999 and 2000.

                      MILLENNIUM SPORTS MANAGEMENT, INC.
                  PROXY - 1998 ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 25, 1998

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE 1998 ANNUAL MEETING OF SHAREHOLDERS OF MILLENNIUM SPORTS MANAGEMENT, INC., TO BE HELD ON NOVEMBER 25, 1998. THE SHAREHOLDER HAS THE RIGHT TO APPOINT AS HIS PROXY A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN A PERSON DESIGNATED BELOW, BY INSERTING THE NAME OF SUCH OTHER PERSON IN THE BLANK SPACE PROVIDED OR BY COMPLETING ANOTHER PROPER FORM OF PROXY.

  The undersigned, a shareholder of Millennium Sports Management, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Barry M. Levine, Robert H. Stoffel, Jr. or Shahe Sinanian or any of them [or _________________________], as his proxy with full power of substitution, for and in the name of the undersigned to attend the 1998 Annual Meeting of Shareholders to be held at Skylands Park, Ross' Corner, U.S. Highway 206 and County Route 565, Augusta, New Jersey 07822, at 10:00 a.m. local time on November 25, 1998, and at any adjournment(s) thereof, and there to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

   A. Election of the following proposed Directors to hold office until the 1999 Annual Meeting of Shareholders or until their respective successors shall be elected and shall qualify:


          Nominee                      FOR          WITHHOLD     ABSTAIN
          -------                      ---          --------     -------
          Barry M. Levine              (   )        (    )       (   )
          Robert H. Stoffel, Jr.       (   )        (    )       (   )
          Barry J. Gordon              (   )        (    )       (   )
          Marc H. Klee                 (   )        (    )       (   )

   B. Ratify the appointment of Wiss & Company, LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

          (    ) FOR                   (    ) WITHHOLD          (    ) ABSTAIN


   3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
          (    )  GRANT AUTHORITY      (   ) WITHHOLD AUTHORITY

   Dated _____________, 1998

   -------------------------
   Signature

   -------------------------
   Signature, if jointly held

   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, INDICATE SUCH CAPACITY. ALL JOINT TENANTS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

   THE BOARD OF DIRECTORS REQUESTS THAT YOU FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

   IF THE PROXY IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED TO THE COMPANY.